UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2006

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-32593	73-1599600
(Commission File Number)	(IRS Employer Identification Number)

115 West 7th Street, Suite 1415, Forth Worth, Texas 76102

(Address of Principal Executive Offices)

(877) 329-8388

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2006, Wentworth Energy, Inc. (the "Company") entered into an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate (the “Agreement”) with Roboco Energy, Inc., a Texas corporation (“Roboco”) for the purchase of certain assets of The P.D.C. Ball Limited Partnership, a Texas Limited Partnership (the “Partnership”).  Pursuant to the terms of the Agreement, the Company agreed to purchase ninety percent (90%) of the Partnership’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons owned by the Partnership and described in Exhibit “A” to the Agreement, attached hereto as Exhibit 10.15.  As consideration for the purchase of the assets listed above, the Company has agreed to pay a total of $17,660,000 in cash to the Partnership.  In addition, the Company has agreed to issue 1,500,000 shares of its restricted common stock to Roboco for its part in the transaction.  This transaction was scheduled to close on the date upon which adequate funding is secured by Wentworth.

Item 2.01            Completion of Acquisition or Disposition of Assets

On July 2 5 , 2006, the Company was able to secure financing allowing it to complete the acquisition transaction contemplated in the Agreement on July 26, 2006 ..  The Company has, therefore, acquired 90% of the Partnership’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons owned by the Partnership and described in Exhibit “A” to the Agreement, attached hereto as Exhibit 10.15 and has issued 1,500,000 shares of its restricted common stock to the Partnership.  Roboco retains the remaining 10% interest and a 3% overriding royalty on production from this acquisition or other properties drilled on behalf of Wentworth in the East Texas division of Wentworth.

As an adjunct of completion of this acquisition, Wentworth agreed to enter into consulting agreements with Michael Studdard and Tom Temples, both owners and officers of Roboco, and Mr. Studdard has agreed to become an executive officer and director of the Company and Mr. Temples has agreed to become an executive officer of the Company.  These agreements have terms paying them each $120,000 during the first year and then $180,000 for each of the next two years, plus $27,000 per year in lieu of benefits.  Mr. Studdard and Mr. Temples also each received 2,350,000 options to purchase Wentworth Energy common stock at $1.50 per share for a period of 3 years, with the options vesting at the rate of 195,834 per quarter.  Termination of the consulting contracts without good cause will entitle Mr. Studdard and Mr. Temples to lump-sum payout of the remainder of the contracts, and any remaining options immediately vested but exercisable within 30 days of termination. These consulting contracts are conditioned upon the acquisition of the Ball Properties and Barnico Drilling, Inc. by Wentworth Energy and sufficient funding to undertake the exploration program. Further details regarding the new director, officers and the consulting agreements will be included in a separate 8-K filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits: This transaction is an acquisition of assets, not a business.
Exhibit No	Description
10.15	Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate, dated March 29, 2006, with attached exhibits
10.16	Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Jones County, Texas properties, dated June 2, 2006

10.17	Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Anderson County, Texas properties, dated June 2, 2006

10.18

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006

10.19	Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Jones County, Texas properties, dated June 12, 2006

10.20	Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Anderson County, Texas properties, dated June 12, 2006

10.21	Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006

10.22	Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006

10.22.1	Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LeDeena Smith and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006

10.23	Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006

10.23.1	Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LeDeena Smith and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006

10.24	Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Freestone Count, Texas Properties, dated July 20, 2006

10.24.1	Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LeDeena Smith and Wentworth Energy, Inc., as to Freestone County, Texas Properties, dated July 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WENTWORTH ENERGY, INC
Date: August 1 , 2006	By: /s/ John Punzo
John Punzo, President